Exhibit 1(d)

THIRD AMENDMENT

TO DISTRIBUTION AGREEMENT

July 27, 2018

To:	Citigroup Global Markets Inc.
ANZ Securities, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Commerz Markets LLC
Credit Agricole Securities (USA) Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
ING Financial Markets LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
MUFG Securities Americas Inc.
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
PNC Capital Markets LLC
Rabo Securities USA, Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
UniCredit Capital Markets LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Westpac Capital Markets LLC

Re:	McDonald’s Corporation
Medium-Term Notes Due from One Year to 60 Years from Date of Issue

Ladies and Gentlemen:

We refer to the Distribution Agreement, dated September 28, 2009, as amended by the First Amendment thereto, dated September 28, 2012 and the Second Amendment thereto, date July 17, 2015 (as so amended, the “Distribution Agreement”), by and among McDonald’s Corporation, a Delaware corporation (the “Company”), and the Agents named therein, relating to the Medium-Term Notes Program described above.  The purpose of this letter is to supplement and amend the Distribution Agreement as hereinafter set forth.  Capitalized terms used but not defined herein shall have the meanings given to them in the Distribution Agreement.

(1)                                 The Distribution Agreement is hereby supplemented and amended in the following respects:

(a)                                 The second sentence of the Distribution Agreement shall be deleted in its entirety and replaced with the following new sentence:

“On September 28, 2016, the Board of Directors authorized the Company to borrow up to U.S. $15,000,000,000, or the equivalent thereof in foreign currencies, by means of incurring any form of indebtedness, including by issuing Notes to or through the Agents (as defined below) pursuant to the terms of this Agreement.”

(b)                                 Section 9 of the Distribution Agreement shall be amended by replacing the notice details set forth therein with the notice details attached hereto as Annex A.

(c)                                  Section 10 of the Distribution Agreement shall be amended by adding the below sentence to the end of the paragraph:

“The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under the Distribution Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s capital markets, investment banking or related businesses may be transferred following the date of this letter.”

(d)                                 Exhibit C of the Distribution Agreement shall be amended by replacing the existing Administrative Procedures set forth therein with the Administrative Procedures attached hereto as Annex B.

(2)                                 The Company hereby appoints each of Commerz Markets LLC, Credit Agricole Securities (USA) Inc., SMBC Nikko Securities America, Inc. and Westpac Capital Markets LLC (each, a “New Agent”) as an Agent under the Distribution Agreement.  The Company agrees that each New Agent shall be entitled to the benefit of the representations and warranties, agreements and indemnities by the Company in favor of the Agents set forth in the Distribution Agreement and shall be treated hereafter as a named Agent.  Each New Agent confirms that it is in receipt of all the documents that it has requested and has found them to be satisfactory.  Each New Agent hereby accepts the appointment as an Agent and accepts all of the duties and obligations under, and terms and conditions of, the Distribution Agreement.

(3)                                 This Third Amendment shall become effective when executed by the Company and each of the Agents.

(4)                                 The amendments contemplated by this Third Amendment shall take effect from the date hereof.  Except as expressly amended and supplemented hereby, the Distribution Agreement shall continue to be and shall remain in full force and effect.  Any Notes issued under the Program on or after the date hereof shall be issued pursuant to the Distribution Agreement, as further amended by this Third Amendment.  This Third Amendment does not affect any Notes issued under the Program prior to the date hereof.

(5)                                 This Third Amendment shall be governed by, and shall be construed in accordance with, the laws of the State of Illinois, without regard to the conflicts of law rules of such state.

(6)                                 This Third Amendment may be executed in counterparts, and the executed counterparts shall together constitute a single instrument.  Counterparts of this Third Amendment (or applicable signature pages hereof) that are manually signed and delivered by facsimile or email transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

The Company

McDONALD’S CORPORATION

By:	/s/ Karen A. Matusinec
Karen A. Matusinec
Corporate Senior Vice President and Treasurer

[Signature Page to the Third Amendment to Distribution Agreement]

The foregoing Third Amendment to Distribution Agreement is hereby confirmed and accepted as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.
ANZ SECURITIES, INC.
BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP.
GOLDMAN SACHS & CO. LLC
HSBC SECURITIES (USA) INC.
ING FINANCIAL MARKETS LLC
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MUFG SECURITIES AMERICAS INC.
MIZUHO SECURITIES USA LLC
MORGAN STANLEY & CO. LLC
PNC CAPITAL MARKETS LLC
RABO SECURITIES USA, INC.
RBC CAPITAL MARKETS, LLC
SCOTIA CAPITAL (USA) INC.
SG AMERICAS SECURITIES, LLC
STANDARD CHARTERED BANK
SUNTRUST ROBINSON HUMPHREY, INC.
TD SECURITIES (USA) LLC
UNICREDIT CAPITAL MARKETS LLC
U.S. BANCORP INVESTMENTS, INC.
WELLS FARGO SECURITIES, LLC

By:	CITIGROUP GLOBAL MARKETS INC.,
On behalf of itself and the other Agents party to the Distribution Agreement

	By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Director

COMMERZ MARKETS LLC

By:	/s/ Isidoro Mazzara
	Name:	Isidoro Mazzara
	Title:	Director

By:	/s/ David Schmidt
	Name:	David Schmidt
	Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Mike Kendrot
	Name:	Mike Kendrot
	Title:	Head of DCM Origination, Americas

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Yoshihiro Satake
	Name:	Yoshihiro Satake
	Title:	Managing Director

WESTPAC CAPITAL MARKETS LLC

By:	/s/ Mark van der Griend
	Name:	Mark van der Griend
	Title:	Chief Executive Officer

ANNEX A TO THIRD AMENDMENT

TO DISTRIBUTION AGREEMENT

The Company

McDONALD’S CORPORATION

Address:	110 North Carpenter Street
Chicago, IL 60607 USA

Attention:	Treasurer
Telephone:	(630) 623-3000
Facsimile:	(630) 623-5211

with a copy to

Attention:	General Counsel
Telephone:	(630) 623-3000
Facsimile:	(630) 623-4900

The Agents

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013 U.S.A.
Attention: Transaction Execution Group

Telephone:	(212) 816-1135
Facsimile:	(646) 291-5209

ANZ Securities, Inc.
277 Park Avenue, 31st Floor
New York, NY 10172 U.S.A
Attention: Debt Syndicate Desk

Telephone:	(212) 801-9171
Facsimile:	(212) 801-9163

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Registration

Facsimile:	(646) 834-8133

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Desk

Telephone:	(212) 841-2871
Email: new.york.syndicate@bnpparibas.com

Commerz Markets LLC
225 Liberty Street
New York, NY 10281-1050 U.S.A
Attn: DCM Bonds, Syndicate Desk

Telephone:	(212) 895-1909
Facsimile:	(212) 429-4386

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019 U.S.A.
Attn: Fixed Income Syndicate

Telephone:	(212) 261-3665

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198 U.S.A.
Attn: Registration Department

HSBC Securities (USA) Inc.
452 Fifth Avenue, 3rd Floor,
New York, New York 10018 U.S.A.
Attn: Transaction Management

Telephone:	(212) 525-5107
Facsimile:	(212) 525-0238

ING Financial Markets LLC
1133 Avenue of the Americas, 10th Floor
New York, New York 10036 U.S.A.
Attn: Scott Dainton

Telephone:	(646) 424-6218
Facsimile:	(646) 424-6064

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179 U.S.A.
Attn: Investment Grade Syndicate Desk

Telephone:	(212) 834-5640
Facsimile:	(212) 834-6081

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-01
New York, New York 10020 U.S.A.
Attn: High Grade Transaction Management/Legal

Facsimile:	(646) 855-5958

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020 U.S.A.
Attn: Capital Markets Group

Telephone:	(212) 405-7440
Facsimile:	(646) 434-3455

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022 U.S.A.
Attn: Debt Capital Markets

Telephone:	(866) 271-7403
Facsimile:	(212) 205-7812

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036 U.S.A.
Attn: Investment Banking Division

Telephone:	(212) 761-6691
Facsimile:	(212) 507-8999

PNC Capital Markets LLC
P3-P3PP-5-2
225 Fifth Avenue
Pittsburgh, PA 15222
Attn: Rob Thomas - Group Head

Telephone:	(412) 762-2852
Facsimile:	(412) 762-2760

Rabo Securities USA, Inc.
245 Park Avenue
New York, New York 10167 U.S.A.
Attn: Kenneth McGrory

Telephone:	(212) 808-2562
Facsimile:	(212) 808-2548

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281-8098 U.S.A.

Attn: Scott Primrose, Transaction Management

Telephone:	(212) 618-7706
Facsimile:	(212) 428-6308

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281 U.S.A.
Attn: Debt Capital Markets

Telephone:	(800) 372-3930
Facsimile:	(212) 225-6550

SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167 U.S.A.
Attn: Debt Capital Markets

Telephone:	(212) 278-6883
Facsimile:	(212) 278-7532

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10171 U.S.A.
Attn: Debt Capital Markets

Telephone:	(212) 224-5300

Standard Chartered Bank
One Basinghall Avenue
London EC2V 5DD
United Kingdom

Telephone:	+44 207 885 8888
Facsimile:	+44 207 885 8095
Email:	DCMAmericas@sc.com
Attention: Debt Capital Markets

SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road, 11th Floor
Mail Code: GA-ATLANTA-3947
Atlanta, Georgia 30326 U.S.A.
Attn: Debt Capital Markets

Telephone:	(404) 926-5625
Facsimile:	(404) 926-5027

TD Securities (USA) LLC
31 West 52nd Street — 2nd Floor
New York, New York 10019 U.S.A.

Telephone:	(212) 827-6972

UniCredit Capital Markets LLC
150 East 42nd Street, 29th Floor
New York, New York 10017 U.S.A.
Attn: Andy Lupo

Telephone:	(212) 672-5945
Facsimile:	(212) 672-5511

U.S. Bancorp Investments, Inc.
214 North Tryon Street
Charlotte, North Carolina 28202 U.S.A.
Attn: Debt Capital Markets
EX-NC-WCST

Telephone:	(877) 558-2607
Facsimile:	(704) 335-4672

Wells Fargo Securities, LLC
301 South College Street NC0613
Charlotte, North Carolina 28288 U.S.A.
Attn: High Grade Syndicate Desk

Telephone:	(704) 383-7727
Facsimile:	(704) 383-9165

Westpac Capital Markets LLC
575 Fifth Avenue, 39th Floor
New York, New York 10017 U.S.A.
Attn:	Mark van der Griend
Yvette Adiguzel
Su-Lin Watson

Telephone:	(212) 389-1269
Facsimile:	(212) 551-1998

ANNEX B TO THIRD AMENDMENT

TO DISTRIBUTION AGREEMENT

EXHIBIT C

Medium-Term Note Administrative Procedures

Medium-Term Notes (the “Notes”) are to be offered on a continuing basis by McDonald’s Corporation (the “Company”).  Each of Citigroup Global Markets Inc., ANZ Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Commerz Markets LLC, Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, Rabo Securities USA, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, UniCredit Capital Markets LLC, U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC, and Westpac Capital Markets LLC as agent (each an “Agent”), has agreed to solicit offers to purchase the Notes and to purchase Notes, as principal, for its own account.  The Notes are being sold pursuant to a Distribution Agreement, by and among the Company and the Agents, dated September 28, 2009 (the “Agreement”), as amended.  The Company reserves the right to sell Notes directly on its own behalf pursuant to the Agreement.  The Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes.  No Agent shall have an obligation to purchase Notes from the Company as principal, but an Agent may agree, from time to time, to purchase Notes as principal.  Any such purchase of Notes by an Agent as principal shall be made in accordance with the Agreement.  Only those provisions in these Administrative Procedures that are applicable to the particular role that the Agents will perform shall apply.

The Notes will be in registered form and will be issued under an Indenture, dated as of October 19, 1996, between the Company and U.S. Bank National Association (formerly, First Union National Bank), as trustee (the “Trustee”), and any supplemental indenture thereto.  If any provision of these Administrative Procedures limits or conflicts with any provision of the form of Note, such provision in the form of Note shall be controlling.  The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company.

Each Note will be represented by either a Global Security (as defined hereinafter) (a “Registered Note”) or a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”).  Each Global Security representing Registered Notes will be delivered to The Bank of New York Mellon Trust Company, N.A. (“Bank of New York” or the “DTC Agent”), acting as agent for The Depository Trust Company or any successor depositary selected by the Company (“DTC”, which term, as used herein, includes any successor depositary selected by the Company), and will be recorded in the book-entry system maintained by DTC (a “Book-Entry Note”).  Except as set forth in the Basic Prospectus (as defined in the Agreement), an owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below.  Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department.  The Company will advise the Agents, the Paying Agent and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents, the Paying Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below.  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof.  Unless otherwise defined herein, terms defined in the Indenture, the Notes or the Prospectus Supplement relating to the Notes shall be used herein as therein defined.  Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes”.  Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes”.  To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating requirements and the Agreement shall control.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the DTC Agent will perform the custodial, document control and administrative functions described below for the Registered Notes.  The DTC Agent will perform such functions in accordance with its respective obligations under DTC’s operational arrangements referred to in the Letter of Representations from the Company to DTC, dated as of September 28, 2009 and a Medium-Term Note Certificate Agreement between Bank of New York (formerly, Bank One, N.A.) and DTC, dated April 14, 1989 and as amended to date, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Notes that have the same interest rate, Stated Maturity, Interest Payment Date and redemption provisions. On any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $500,000,000 principal amount of all such Notes that have the same Base Rate, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption and repayment provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Stated Maturity. On any settlement date for one or more Indexed Book-Entry Notes, the Company will issue a single Global Security representing up to $500,000,000 principal amount of all such Notes that have the same terms (as such terms are identified in the Pricing Supplement relating to such Notes). Each Global Security will be dated and issued as of the date of its authentication by the Trustee for the Registered Notes represented by such Global Security. No Global Security will represent (i) more than one of a Fixed Rate, Floating Rate and Indexed Book-Entry Notes; or (ii) any Certificated Note.

Identification Numbers:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers (including tranche numbers) for the Registered Notes. Such series, as of the date hereof, consists of approximately 800 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. The DTC Agent has obtained from the CUSIP Service Bureau written lists of such reserved CUSIP numbers and caused such lists to be delivered to the DTC Agent and to DTC. The DTC Agent will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the DTC Agent has assigned to Global Securities. The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent, as needed, and to DTC.

Registration:

Global Securities will be issued only in fully registered form without coupons and each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the securities register for the Notes (the “Securities Register”) maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more direct participants in DTC (with respect to such Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner (or such participants) in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

The DTC Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same interest rate, Interest Payment Date, redemption provisions and Stated Maturity and for which interest has been paid to the same date; (B) Floating Rate Book-Entry Notes having the same Base Rate, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, Interest Reset Period, Interest Payment Dates, redemption and repayment provisions, Minimum Interest Rate (if any), Maximum Interest Rate (if any) and Stated Maturity and for which interest has been paid to the same date; or (C) Indexed Book-Entry Notes having the same terms (as such terms are identified in the Pricing Supplement relating to such Notes); (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security; and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the DTC Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the DTC Agent will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Upon such exchange, the DTC Agent will mark the predecessor Global Security “canceled”, make appropriate entries in the DTC Agent’s records and destroy such canceled Global Security in accordance with the terms of the Indenture and deliver a certificate of destruction to the Company. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:

Each Book-Entry Note will mature on a date not less than one year nor more than 60 years after the settlement date for such Note (the “Stated Maturity”). Unless otherwise specified in the applicable Pricing Supplement, a Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

Denominations:

Unless otherwise specified in the applicable Pricing Supplement, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. If Book-Entry Notes are denominated in a specified currency other than U.S. dollars, the denominations of such Notes will be determined pursuant to the provisions of the applicable Pricing Supplement. Global Securities will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof). If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof) would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be authenticated and issued to represent each $500,000,000 principal amount (or the equivalent thereof) of such Book-Entry Note or Notes and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General.  Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Book-Entry Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different than the Original Issue Date)) of the Global Security representing such Book-Entry Note or from the last day to which interest has been paid thereon or duly provided for and will be calculated and paid in the manner described in such Book-Entry Note and in the applicable Pricing Supplement. The first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the next succeeding Interest Payment Date. Unless otherwise specified therein, each payment of interest for a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Stated Maturity. Interest payable at the Stated Maturity of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor’s will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate daily bond report published by Standard & Poor’s.

Regular Record Dates.  Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Book-Entry Note shall be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating Rate Book-Entry Note shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date.

Interest Payment Dates on Fixed Rate Book-Entry Notes.  Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Book-Entry Notes will be made semiannually on February 15 and August 15 of each year and at Stated Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date; and provided further that in the case of a Fixed Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the

first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate Book-Entry Notes.  Unless otherwise specified, interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise specified, interest will be payable, in the case of Floating Rate Book-Entry Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June, September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to Settlement Procedure “A” below; and reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Rate Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Notice of Interest Payment and Regular Record Dates.  On the first Business Day of January, April, July and October of each year, the DTC Agent will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date for Floating Rate Book-Entry Notes, Bank of New York, as Calculation Agent, will make available to Standard & Poor’s the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes.  Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the

Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Amortizing Book-Entry Notes. Unless otherwise indicated in the applicable Pricing Supplement, interest on Amortizing Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal and Interest:

Payment of Interest Only.  Promptly after each Regular Record Date, the DTC Agent will deliver to the Company and DTC a written notice specifying the CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. The Company will pay to the Paying Agent the total amount of interest due on such Interest Payment Date (other than at Stated Maturity), and the Paying Agent will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment”.

Payments at Stated Maturity.  On or about the first Business Day of each month, the DTC Agent will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. The Company, DTC and the DTC Agent will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Stated Maturity of such Global Security. The Company will pay to the Paying Agent the principal amount of such Global Security, together, with interest due at such Stated Maturity. The Paying Agent will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal and interest due at the Stated Maturity of such Global Security, the Paying Agent will cancel such Global Security and deliver it to the Company with an appropriate debit advice.

Manner of Payment.  The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Stated Maturity shall be paid by the Company to the Paying Agent in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Paying Agent to withdraw funds from an account maintained by the Company. The Company will confirm any such instructions in writing to the Paying Agent. For Stated Maturity, redemption and other principal payments, the Paying Agent will pay, prior to 10:00 A.M. (New York City time) on such date or as soon as possible thereafter, by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Security are recorded in the book-entry system maintained by DTC. Payments of interest shall be made to DTC in same day funds in accordance with existing arrangements in place between the DTC Agent and DTC. None of the Company, the Paying Agent or the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

If an issue of Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Notes are denominated (the “foreign currency”) or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its Participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such Participant shall notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency; and (ii) its instructions for wire transfer of such payment to a foreign currency account.

DTC will notify the Trustee on or prior to the fifth Business Day after the record date for payment of interest and ten days prior to the date for payment of principal of the portion of such payment to be received in the foreign currency and the applicable wire transfer instructions, and the Trustee shall use such instructions to pay the Participants directly. If DTC does not so notify the Trustee, it is understood that only U.S. dollar payments are to be made. The Trustee shall notify DTC on or prior to the second Business Day prior to payment date of the conversion rate to be used and the resulting U.S. dollar amount to be paid per $1,000 face amount. In the event that the Trustee’s quotation to convert the foreign currency into U.S. dollars is not available, the Trustee shall notify DTC’s Dividend Department that the entire payment is to be made in the foreign currency. In such event, DTC will ask its Participants for payment instructions and forward such instructions to the Trustee and the Trustee shall use such instructions to pay the Participants directly.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a

Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company’s Exercise of Optional Redemption:

Company Notice to Trustee and Paying Agent regarding Exercise of Optional Redemption. At least 45 days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee and Paying Agent that it is exercising such option with respect to such Book-Entry Note on such date.

Paying Agent Notice to DTC regarding Company’s Exercise of Optional Redemption.  After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date of such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price.  On or before any redemption date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. The Paying Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:

The Company and an Agent will discuss from time to time the aggregate principal amount of, the issuance price of and the interest rates to be borne by Book-Entry Notes that may be sold as a result of the solicitation of orders by that Agent. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which an Agent is to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise that Agent of the prices and rates to be posted.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, an Agent will advise the Company promptly by telephone of all orders to purchase Book-Entry Notes received by that Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and an Agent, the Company has the right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Confirmation:	For each order to purchase a Book-Entry Note solicited by an Agent and accepted by or on behalf of the Company, that Agent will issue a confirmation to the purchaser, with a copy to the

Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note, and the date of such settlement, the “Settlement Date”. All orders accepted by the Company will be settled on the second Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through an Agent, except pursuant to a Terms Agreement, shall be as follows:

	A.	The Agent will advise the Company by telephone (or by facsimile or other acceptable written means) that such Note is a Book-Entry Note and of the following settlement information:

		1.	Principal or face amount.

		2.	Series.

		3.	Stated Maturity.

4.

In the case of a Fixed Rate Book-Entry Note, the interest rate and reset, redemption, repayment and extension provisions (if any) or, in the case of a Floating Rate Book-Entry Note, the Base Rate, Initial Interest Rate (if known at such time) Interest Reset Period, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), reset, redemption, repayment and extension provisions (if any) and calculation agent.

		5.	Interest Payment Dates and the Interest Payment Period.

		6.	Amortization provisions, if any.

		7.	Settlement Date and Issue Date, if different.

		8.	Specified Currency.

	9.	Denominated Currency, Index Currency, base exchange rate, and the determination date, if applicable.

	10.	Price.

	11.	Agent’s commission, determined as provided in the Agreement.

	12.	Whether such Book-Entry Note is an Original Issue Discount Note and, if so, the total amount of a OID, the Yield to Maturity and the initial accrual period.

	13.	Any other terms necessary to describe the Book-Entry Note.

B.

The Company will advise the relevant DTC Agent by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of the information set forth in Settlement Procedure “A” above. Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent for such Note, the Trustee for such Note and the Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; and (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note. The DTC Agent will then assign a CUSIP number to the Global Security representing such Book-Entry Note and notify the Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or electronic transmission of such CUSIP number as soon as practicable.

C.

The DTC Agent will enter a pending deposit message through DTC’s Participant Terminal System, providing the following Settlement information to DTC, such Agent, Standard & Poor’s and, upon request, the Trustee:

	1.	The information set forth in Settlement Procedure “A”.

	2.	Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

	3.	Initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC Record Date and amount of interest, if known, payable on such Interest Payment Date.

	4.	Interest Payment Period or frequency of Interest Payment Dates.

	5.	CUSIP number of the Global Security representing such Note.

	6.	Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

	7.	The participant account numbers maintained by DTC on behalf of the Trustee and the Agent.

D.	To the extent the Company has not already done so, the Company will deliver to the Trustee for such Notes a Global Security in a form that has been approved by the Company, the Agent and the Trustee.

E.

Bank of New York, as Authenticating Agent, will complete each Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Note.

F.	DTC will credit such Note to the DTC Agent’s participant account at DTC.

G.

The DTC Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the DTC Agent’s participant account and credit such Note to such Agent’s participant account; and (ii) debit such Agent’s settlement account and credit the DTC Agent’s settlement account for an amount equal to the price of such Note less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated; and (ii) the DTC Agent is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the DTC Agent and DTC.

H.

Unless the Agent is purchasing such Note as principal, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note; and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

	I.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.

The DTC Agent will, upon receipt of funds from the Agent in accordance with Settlement Procedure “G”, credit to an account of the Company maintained at the DTC Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure “G”.

K.

Such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by providing a written confirmation to such purchaser.

L.

Monthly, the DTC Agent will send to the Company a statement setting forth the principal amount of Registered Notes Outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures Timetable:

For sales by the Company of Book-Entry Notes solicited by an Agent and accepted by the Company (except pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement

		Procedure	Time

		A	11:00 A.M. on the sale date
		B	12:00 Noon on the sale date
		C	2:00 P.M. on the sale date
		D	3:00 P.M. on day before Settlement Date
		E	9:00 A.M. on Settlement Date
		F	10:00 A.M. on Settlement Date
		G-H	2:00 P.M. on Settlement Date
		I	4:00 P.M. on Settlement Date
		J-K	5:00 P.M. on Settlement Date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but not later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent will deliver to DTC through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If settlement of a Book-Entry Note is rescheduled and the DTC Agent for such Note has not entered an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, after receiving notice from the Company or the Agent, such DTC Agent shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to such DTC Agent’s participant account. DTC will process the withdrawal message, provided that such DTC Agent’s participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee for the Notes represented by such Global Security will mark such Global Security “canceled”, make appropriate entries in such Trustee’s records and destroy the canceled Global Security in accordance with the Indenture and deliver a certificate of destruction to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the DTC Agent for such Book-Entry Notes will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. Thereafter, the DTC Agent for such Book-Entry Note will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agreement, then the Company will reimburse the Agent for the loss of the use of the funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the DTC Agent for such Book-Entry Note or Notes will provide, in accordance with Settlement Procedures “E” and “G”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Procedure for Rate Changes; Preparation of Pricing Supplements:

The Company and the Agents will discuss from time to time the rates to be borne by Registered Notes that may be sold as a result of the solicitation of offers by any Agent. If any offer to purchase a Registered Note is accepted by the Company, the Company will prepare an Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Pricing Supplement reflecting the terms of such Note and will arrange to have any such Issuer Free Writing Prospectus and/or Final Term Sheet and such Pricing Supplement filed with the Commission, in the case of the Issuer Free Writing Prospectus and/or Final Term Sheet, in accordance with Rule 433 under the

Securities Act and, in the case of a Pricing Supplement, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply by facsimile transmission or by overnight express for delivery by 11:00 A.M. on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a “Presenting Agent”) at each address listed below and one copy to the Trustee. The relevant Agent will cause the Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Prospectus and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Registered Note.

Copies of the Pricing Supplements and any Issuer Free Writing Prospectus and/or Final Term Sheet shall be sent to:

if Citigroup Global Markets Inc. is the Presenting Agent:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013 U.S.A.
Attention: Transaction Execution Group

Telephone:	(212) 816-1135
Facsimile:	(646) 291-5209

if ANZ Securities, Inc. is the Presenting Agent:

ANZ Securities, Inc.
277 Park Avenue, 31st Floor
New York, New York 10172 U.S.A
Attention: Debt Syndicate Desk

Telephone:	(212) 801-9171
Facsimile:	(212) 801-9163

if Barclays Capital Inc. is the Presenting Agent:

Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717 U.S.A.

Telephone:	(888) 603-5847

with a copy to:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Registration

Facsimile:	(646) 834-8133

if BNP Paribas Securities Corp. is the Presenting Agent:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019 U.S.A.
Attn: Syndicate Desk

Telephone:	(212) 841-2871
Email: new.york.syndicate@bnpparibas.com

if Commerz Markets LLC the Presenting Agent:

Commerz Markets LLC
225 Liberty Street
New York, New York 10281 U.S.A.
Attn: DCM Bonds, Syndicate Desk

Telephone:	(212) 895-1909
Facsimile:	(212) 429-4386

if Credit Agricole Securities (USA) Inc. is the Presenting Agent:

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019 U.S.A.
Attn: Fixed Income Syndicate

Telephone:	(212) 261-3665

if Goldman Sachs & Co. LLC is the Presenting Agent:

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198 U.S.A.
Attn: Registration Department
E-mail: registration-syndops@ny.email.gs.com

if HSBC Securities (USA) Inc. is the Presenting Agent:

HSBC Securities (USA) Inc.
452 Fifth Avenue, 3rd Floor,

New York, New York 10018 U.S.A.
Attn: Transaction Management

Telephone:	(212) 525-5107
Facsimile:	(212) 525-0238

if ING Financial Markets LLC is the Presenting Agent:

ING Financial Markets LLC
1133 Avenue of the Americas, 10th Floor
New York, New York 10036 U.S.A.
Attn: Scott Dainton

Telephone:	(646) 424-6218
Facsimile:	(646) 424-6064

if J.P. Morgan Securities LLC is the Presenting Agent:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179 U.S.A.
Attn: Investment Grade Syndicate Desk

Telephone:	(212) 834-5640
Facsimile:	(212) 834-6081

if Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Presenting Agent:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Plaza, NY1-100-03-01
New York, New York 10036 U.S.A.
Attn: MTN Desk

Facsimile:	(646) 855-6433

if MUFG Securities Americas Inc. is the Presenting Agent:

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020 U.S.A.
Attn: Capital Markets Group

Telephone:	(212) 405-7440
Facsimile:	(646) 434-3455

if Mizuho Securities USA LLC is the Presenting Agent:

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022 U.S.A.
Attn: Debt Capital Markets

Telephone:	(866) 271-7403
Facsimile:	(212) 205-7812

if Morgan Stanley & Co. LLC is the Presenting Agent:

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036 U.S.A.
Attn: Investment Banking Division

Telephone:	(212) 761-6691
Facsimile:	(212) 507-8999

if PNC Capital Markets LLC is the Presenting Agent:

PNC Capital Markets LLC
P3-P3PP-5-2
225 Fifth Avenue
Pittsburgh, PA 15222
Attn: Rob Thomas - Group Head

Telephone:	(412) 762-2852
Facsimile:	(412) 762-2760

if Rabo Securities USA, Inc. is the Presenting Agent:

Rabo Securities USA, Inc.
245 Park Avenue
New York, New York 10167 U.S.A.
Attn: Kenneth McGrory

Telephone:	(212) 808-2562
Facsimile:	(212) 808-2548

if RBC Capital Markets, LLC is the Presenting Agent:

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281-8098 U.S.A.

Attn: Scott Primrose, Transaction Management

Telephone:	(212) 618-7706
Facsimile:	(212) 428-6308

if Scotia Capital (USA) Inc. is the Presenting Agent:

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281 U.S.A.
Attn: Debt Capital Markets

Telephone:	(800) 372-3930
Facsimile:	(212) 225-6550

if SG Americas Securities, LLC is the Presenting Agent:

SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167 U.S.A.
Attn: Debt Capital Markets

Telephone:	(212) 278-6883
Facsimile:	(212) 278-7532

if SMBC Nikko Securities America, Inc. is the Presenting Agent:

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172 U.S.A.
Attn: Debt Capital Markets

Telephone:	(212) 224-5300

if Standard Chartered Bank is the Presenting Agent:

Standard Chartered Bank
One Basinghall Avenue
London EC2V 5DD
United Kingdom

Telephone:	+44 207 885 8888
Facsimile:	+44 207 885 8095
Email:	DCMAmericas@sc.com
Attention: Debt Capital Markets

if SunTrust Robinson Humphrey, Inc. is the Presenting Agent:

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Mail Code: GA-ATLANTA-3947

Atlanta, Georgia 30326 U.S.A.

Attn:  Debt Capital Markets

Telephone:	(404) 926-5625
Facsimile:	(404) 926-5027

if TD Securities (USA) LLC is the Presenting Agent: TD Securities (USA) LLC 31 West 52nd Street — 2nd Floor New York, New York 10019 U.S.A.

Telephone:	(212) 827-6972

if U.S. Bancorp Investments, Inc. is the Presenting Agent:

U.S. Bancorp Investments, Inc.

214 North Tryon Street

Charlotte, North Carolina 28202 U.S.A.

Attn:  High Grade Fixed Income — Syndicate

EX-NC-WCST

Telephone:	(877) 558-2607
Facsimile:	(704) 335-4672

with a copy to: Attn: Shannon Donnelly

Telephone:	(704) 335-4667

if UniCredit Capital Markets LLC is the Presenting Agent: UniCredit Capital Markets LLC 150 East 42nd Street, 29th Floor New York, New York 10017 U.S.A. Attn: Andy Lupo

Telephone:	(212) 672-5945
Facsimile:	(212) 672-5511

if Wells Fargo Securities, LLC is the Presenting Agent: Wells Fargo Securities, LLC 301 South College Street NC0613 Charlotte, North Carolina 28288 U.S.A. Attn: High Grade Syndicate Desk

	Telephone:	(704) 383-7727
	Facsimile:	(704) 383-9165

if Westpac Capital Market LLC is the Presenting Agent: Westpac Capital Markets LLC 575 Fifth Avenue, 39th Floor New York, NY 10017 U.S.A. Attn: Mark van der Griend Yvette Adiguzel Su-Lin Watson

	Telephone:	(212) 389-1269
	Facsimile:	(212) 429-4386

Suspension of Solicitation; Amendment or Supplement:

Subject to the Company’s representations, warranties and covenants contained in the Agreement, the Company may instruct the Agents to suspend solicitation of purchases at any time, for any period of time or permanently.  Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement.  The Company will file with the Commission any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been filed with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the DTC Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders.  The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:

Unless the exemption set forth in Rule 172(a) of the Securities Act is available, a copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earlier of (i) the written confirmation of a sale sent to an investor or other purchaser or its agent; and (ii) the delivery of Notes to an investor or other purchaser or its agent the purchase of such Note and payment of such Note by its purchaser.  Subject to the second preceding paragraph, each Agent will deliver, or otherwise make available, a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it.  The Company will make such delivery if such Note is sold directly by the Company to a purchaser (other than an Agent).

Authenticity of Signatures:

The Company will cause the Trustee and the Authenticating Agent (if other than the Trustee) to furnish each Agent from time to time with the specimen signatures of each of the Trustee’s or Authenticating Agent’s officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agent or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Payment of Selling Commissions and Expenses:

The Company agrees to pay each Agent a commission as set forth in the Agreement in the form of a discount equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent.

PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date); and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the Original Issue Date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Maturities:

Each Certificated Note will have a maturity from date of issue of not less than one year and not more than 60 years. Unless otherwise specified in the applicable Pricing Supplement, a Floating Rate Certificated Note will mature only on an Interest Payment Date for such Note.

Currency:

The currency denomination with respect to any Certificated Note and the payment of principal, premium (if any) and interest (if any) with respect to any such Certificated Note, shall be as set forth therein and in the applicable Pricing Supplement.

Denominations:

Unless otherwise specified in the applicable Pricing Supplement, Certificated Notes denominated in U.S. dollars will be issued only in minimum denominations of $1,000 and any larger amount that is an integral multiple of $1,000. In the case of a Certificated Note having a specified currency other than U.S. dollars, the minimum denomination and other authorized denominations shall be set forth in the applicable Pricing Supplement and in such Certificated Note.

Registration:	Each Certificated Note will be issued in fully registered definitive form.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for Certificated Notes having identical terms but different authorized denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Interest:	General. Unless otherwise indicated in the applicable Pricing Supplement, interest, if any, on each Certificated Note will accrue from the Original Issue Date (or such other date on which interest otherwise begins to accrue (if different from the Original Issue Date)) of such Note for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on such Note, and will be calculated and paid in the manner and on the dates described in such Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date.

Regular Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Certificated Note shall, unless otherwise specified, be the February 1 or August 1 (whether or not a Business Day) immediately preceding such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Floating Rate Certificated Note shall be the date (whether or not a Business Day) 15 calendar days immediately preceding such Interest Payment Date.

Interest Payment Dates on Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Certificated Notes will be made semiannually on February 15 and August 15 of each year and at Stated Maturity; provided, however, that if any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, and no interest shall accrue on such payment for the period from and after such Interest Payment Date; and provided further, that in the case of a Fixed Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Interest Payment Dates on Floating Rate Certificated Notes. Unless otherwise specified, interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Unless otherwise specified, interest will be payable, in the case of Floating Rate Certificated Notes that: reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified; reset quarterly, on the third Wednesday of March, June,

September and December of each year; reset semiannually, on the third Wednesday of each of two months specified pursuant to Settlement Procedure “A” below; and reset annually, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Certificated Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Note, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, except in the case of a Floating Rate Certificated Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further, that in the case of a Floating Rate Certificated Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Date.

Calculation of Interest:	Fixed Rate Certificated Notes. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes, except as otherwise set forth herein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Certificated Note for which the Base Rate is the Treasury Rate or CMT Rate, interest will be calculated on the basis of the actual number of days in the year.

Amortizing Certificated Notes:	Unless otherwise indicated in the applicable Pricing Supplement, interest on Amortizing Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

Payments of Principal and Interest:

The Trustee will pay the principal amount of each Certificated Note at Stated Maturity or upon redemption upon presentation and surrender of such Note to the Trustee. Such payment, together with payment of interest due at Stated Maturity or upon redemption of such Note, will be made in funds available for immediate use by the Trustee and in turn by the Holder of such Note. Certificated Notes presented to the

Trustee at Stated Maturity or upon redemption for payment will be canceled and destroyed by the Trustee, and a certificate of destruction will be delivered to the Company. All interest payments on a Certificated Note (other than interest due at Stated Maturity or upon redemption) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the Holder of $10,000,000 or more of Notes having the same Interest Payment Dates will, upon written request prior to the Regular Record Date in respect of an Interest Payment Date, be entitled to receive payment by wire transfer of immediately available funds. Following each Regular Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at Stated Maturity or upon redemption will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Certificated Note will be determined and withheld by the Trustee.

The Company will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

Procedure for Rate Setting and Posting:

The Company and an Agent will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Notes that may be sold as a result of the solicitation of orders by that Agent. If the Company decides to set prices of, and rates borne by, any Notes in respect of which an Agent is to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise that Agent of the prices and rates to be posted.

Redemption:	The applicable Pricing Supplement will set forth all terms, if any, relating to the redemption of Notes prior to Stated Maturity.

Acceptance and Rejection of Offers:

Unless otherwise instructed by the Company, an Agent will advise the Company promptly by telephone of all orders to purchase Certificated Notes received by that Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and an Agent, the Company has the sole right to accept orders to purchase Certificated Notes and may reject any such orders in whole or in part. Before accepting any order to purchase a Certificated Note to be settled in less than two Business Days, the Company shall verify that the Trustee for such Certificated Note will have adequate time to prepare and authenticate such Note.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to an Agent and that Agent’s delivery of such Certificated Note against receipt of immediately available funds shall, with respect to such Certificated Note, constitute “settlement”. All orders accepted by the Company will be settled on the second Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day following the date of sale.

Details for Settlement:	Settlement Procedures with regard to each Certificated Note sold by the Company to or through an Agent, as agent (except pursuant to a Terms Agreement), shall be as follows:

A.                                    The Agent will advise the Company by telephone or by facsimile transmission (or other acceptable written means) that such Note is a Certificated Note and of the following settlement information, in time for the Trustee for such Certificated Note to prepare and authenticate the required Note:

1.                            Name in which such Certificated Note is to be registered (“Registered Owner”).

2.                            Address of the Registered Owner and address for payment of principal and interest.

3.                            Taxpayer identification number of the Registered Owner (if available).

4.                            Principal or face amount.

5.                            Series.

6.                            Stated Maturity.

7.                            In the case of a Fixed Rate Certificated Note, the Interest Rate and reset provisions (if any) or, in the case of a Floating Rate Certificated Note, the Base Rate, Initial Interest Rate (if known at such time), Interest Reset Period, Interest Reset Dates, Index Maturity, Spread and/or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), reset provisions (if any) and calculation agent.

8.                            Interest Payment Dates and the Interest Payment Period.

9.                            Specified Currency.

10.                     Denominated Currency, Index Currency, Base Exchange Rate and the Determination Date, if applicable.

11.                     Redemption, repayment, amortization or extension provisions, if any.

12.                     Settlement date.

13.                     Price (including currency).

14.                     Agent’s commission, if any, determined as provided in the Agreement.

15.                     Whether such Certificated Note is an Original Issue Discount Note, and, if so, the total amount of OID and the Yield to Maturity and the initial accrual period.

16.                     Any other terms necessary to describe the Certificated Note.

Such Agent will advise the Company of the foregoing information for each sale made by it in time for the Trustee’s authenticating agent, including the Trustee itself if no authenticating agent is appointed (the “Authenticating Agent”), to prepare the required Certificated Notes.  If the Company rejects an offer, the Company will promptly notify the relevant Agent.

B.                                    The Company will advise the relevant Trustee by telephone (confirmed in writing at any time on the sale date), written telecommunication or electronic transmission of the information set forth in Settlement Procedure “A” above and the name of the Presenting Agent.

C.                                    The Company will deliver to the Trustee a pre-printed four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by Company, the Agents and the Trustee:

1.                            Certificated Note with customer confirmation.

2.                            Stub One - For Trustee.

3.                            Stub Two - For Agent.

4.                            Stub Three - For Company.

D.                                    The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee.  Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to such account as the Company shall have specified in funds available for immediate use, of an amount equal to the price of such Certificated Note less the Agent’s commission.  In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

E.                                     Unless the Agent purchased the Note as Principal, the Agent will deliver such Certificated Note (with the confirmation) to the customer against payment in immediately payable funds.  The Agent will obtain the acknowledgment of receipt of such Certificated Note by retaining Stub Two.

F.                                      The Trustee will send Stub Three to the Company’s Treasury Department by first-class mail.  Periodically, the Authenticating Agent will also send to the Company’s Treasury Department a statement to the Company setting forth the principal amount of the Notes outstanding as of that date after giving effect to such transaction.

Settlement Procedures Timetable:

For orders of Certificated Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

	Settlement Procedure	Time

	A	2:00 P.M. on the day before the Settlement Date.
	B	On the day two Business Days before the Settlement Date.
	C	2:15 P.M. two Business Days before the Settlement Date.
	D	2:15 P.M. on the Settlement Date.
	E	3:00 P.M. on the Settlement Date.
	F	5:00 P.M. on the Settlement Date.

Confirmation:

Each Agent shall, for each Certificated Note offer received by it and accepted by the Company, issue a confirmation to the purchaser, with a copy to the Company, setting forth such of the details set forth above as is deemed appropriate by such Agent.

Note Delivery and Cash Payment:	Upon instructions from the Company, the Authenticating Agent will deliver the Certificated Notes to the relevant Agent (for the benefit of the purchaser).

Delivery by the Authenticating Agent of the Certificated Notes will be made in accordance with paragraph D of the Details for Settlement.

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Agreement with the Company, then the Company will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note

“canceled”, make appropriate entries in the Trustee’s records and send such Note to the Company.

Maturity:

At Stated Maturity, the principal amount of each Note will be payable in immediately available funds provided that the Trustee or other paying agent receives the Certificated Note and appropriate payment information in writing. Certificated Notes presented to any paying agent or the Trustee will be destroyed by the Trustee.

Procedure for Rate Changes:

The Company and the Agents will discuss from time to time the rates to be borne by Certificated Notes that may be sold as a result of the solicitation of offers by any Agent. If any offer to purchase a Certificated Note is accepted by the Company, the Company will prepare an Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Pricing Supplement reflecting the terms of such Certificated Note and will arrange to have any such Issuer Free Writing Prospectus and/or Final Term Sheet and such Pricing Supplement filed with the Commission, in the case of the Issuer Free Writing Prospectus and/or Final Term Sheet, in accordance with Rule 433 under the Securities Act and, in the case of a Pricing Supplement, in accordance with the applicable paragraph of Rule 424(b) under the Securities Act and will supply by facsimile transmission or by overnight express one copy for delivery by 11:00 A.M. on the Business Day next following the date of acceptance one copy thereof (or additional copies if requested) to each Agent which presented the order (each, a “Presenting Agent”) at each address listed below and one copy to the Trustee. The relevant Agent will cause the Issuer Free Writing Prospectus and/or Final Term Sheet, if applicable, and a Prospectus and the Pricing Supplement to be delivered, or otherwise made available, to be delivered to the purchaser of the Certificated Note.

Copies of Pricing Supplements and any Issuer Free Writing Prospectus and/or Final Term Sheet shall be sent to the addresses stated above under “Part I, Procedure for Rate Changes; Preparation of Pricing Supplements”:

Suspension of Solicitation; Amendment or Supplement:

The Company may instruct the Agents to suspend solicitation of purchases at any time. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation until such time as the Company has advised them that solicitation of purchases may be resumed.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and the Trustee and will furnish each Agent and Trustee with the proposed amendment or supplement in accordance with the terms of the Agreement. The Company will file with the Commission any supplement to the Prospectus (including any Pricing Supplement), provide each Agent with copies of any supplement (or, in the case of a Pricing Supplement, provide each relevant Agent with copies of such Pricing Supplement), and confirm to each Agent that such supplement has been filed with the Commission (or, in the case of a Pricing Supplement, confirm such information with each relevant Agent).

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the relevant Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity of Signatures:

The Company will cause the Trustee and the Authenticating Agent (if other than the Trustee) to furnish each Agent from time to time with the specimen signatures of each of the Trustee’s or Authenticating Agent’s officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Authenticating Agent on any Note.

Trustee Not to Risk Funds:

Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, the Agent or the purchaser, it being understood by all parties that payments made by the Trustee to the Company, the Agent or the purchaser shall be made only to the extent that funds are provided to the Trustee for such purpose.

Payment of Selling Commissions and Expenses:

The Company agrees to pay each Agent a commission as set forth in the Agreement in the form of a discount equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent.